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                                                        ST&B DRAFT JULY 18, 1999
                                                        ------------------------
                                                                     Exhibit 1.1






                       VersaTel Telecom International N.V.

                       $ -% Senior Dollar Notes due 2009
                         -% Senior Euro Notes due 2009

                             UNDERWRITING AGREEMENT

                                                                   July 22, 1999



LEHMAN BROTHERS INTERNATIONAL (EUROPE)
As Representative of the several
  Underwriters named in Schedule I
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     VersaTel Telecom International N.V., a public company organized under the laws of The Netherlands, and having its corporate seat in Amsterdam, The Netherlands (the "Company"), proposes to sell to the several underwriters listed on Schedule I hereto (the "Underwriters") $- aggregate principal amount of its -% Senior Dollar Notes due 2009 (the "Dollar Notes") and aggregate principal amount of its -% Senior Euro Notes due 2009 (the "Euro Notes"; and, together with the Dollar Notes, the "Notes"). The Dollar Notes are to be issued under a dollar indenture, to be entered into and dated as of July -, 1999 (the "Dollar Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Dollar Trustee"). The Euro Notes are to be issued under a euro indenture, to be entered into and dated as of July -, 1999 (the "Euro Indenture"; and, together with the Dollar Indenture, the "Indentures"), between the Company and United States Trust Company of New York, as trustee (the "Euro Trustee"; and, together with the Euro Trustee, the "Trustees"). This Agreement and the Indentures shall hereafter be referred to as the "Operative Agreements". Two forms of prospectus are to be used in connection with the offering and sale of the Notes contemplated by the foregoing, one relating to the Notes to be sold in the United States and Canada (the "U.S. Prospectus") and the second relating to the Notes to be sold outside of the United States and Canada (the "International Prospectus"). The International Prospectus will be identical to the U.S. Prospectus except for certain substitute pages.

     This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                    (a) A registration statement on Form F-1 (File No. 333-81333), and amendments thereto, with respect to the Notes have (i) been prepared by the

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                                                                               3


          Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; a second registration statement on Form F-1 with respect to the Shares (i) may also be prepared by the Company in conformity with the Securities Act and the Rules and Regulations and (ii) if to be so prepared, will be filed with the Commission under the Securities Act pursuant to Rule 462(b) of the Rules and Regulations on the date hereof. Copies of the first such registration statement and the amendments thereto, together with the form of any such second registration statement, have been delivered by the Company to the Representative. As used in this Agreement, "Effective Time" means (i) with respect to the Primary Registration Statement (as defined), the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, is if any, was declared effective by the Commission and (ii) with respect to the 462(b) Registration Statement (as defined), the date of the Effective Time of such second registration statement, and "Effective Times" is the collective reference to both Effective Times; "Effective Date" means (i) with respect to the Primary Registration Statement, the date of the Effective Time of such registration statement and (ii) with respect to the 462(b) Registration Statement, the date of the Effective Time of such registration statement, and "Effective Dates" is the collective reference to both Effective Dates; "Preliminary Prospectus" means each prospectus included in any such registration statement, of amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations; "Primary Registration Statement" means the first registration statement referred to in this Section 1(a), as amended at its Effective Time, "Rule 462(b) Registration Statement" means the second registration statement, if any, referred to in this Section 1(a), as filed with the Commission, and "Registration Statements" means both the Primary Registration Statement and any Rule 462(b) Registration Statement, including in each case all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 7(a) hereof and deemed to be a part of the Registration Statements as of the Effective Time of the Registration Statements as of the Effective Time of the Primary Registration Statement pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations.

          (b) The Primary Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus,

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          when they become effective or are filed with the Commission, as the case may be, will conform) conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendments thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statements or the Prospectus in reliance upon and in conformity with the written information described in Section 7(f) furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

          (c) Each Indenture shall have been qualified under and will comply in all material respects with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); provided that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of either Trustee under the Trust Indenture Act or as to information contained in or omitted from the Registration Statements or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriter specifically for inclusion therein.

          (d) The Company is a public company with limited liability ("naamloze vennootschap"), duly incorporated and validly existing under the laws of The Netherlands, is not in bankruptcy, liquidation or receivership, is duly qualified to do business and is in good standing in each jurisdiction, if applicable, in which its ownership or lease of property or the conduct of its business requires such qualification.

          (e) Each of the subsidiaries (as defined in Section 14 hereof) of the Company has been duly organized and is validly existing under the laws of its jurisdiction of organization or incorporation, is not in bankruptcy, liquidation or receivership, is duly qualified to do business and is in good standing in the jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and each has all power and authority necessary to own or hold its respective property and to conduct the business in which it is engaged; and, other than [VersaTel Netherlands B.V. and] Svianed B.V., none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and is wholly owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than, in the case of Svianed B.V., a lien granted in favor of Lehman Commercial Paper, Inc.).

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          (f) The Company has an authorized and issued share capital as set forth in the Prospectus; all outstanding shares of capital stock of the Company have been duly and validly authorized and issued; all outstanding shares of capital stock of the Company are fully paid, and holders of such shares will have no liability for any debt or other obligation of the Company towards third parties in their capacity as holders thereof; the outstanding shares of capital stock of the Company conform in all material respects to the description thereof contained in the Prospectus; except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company and its subsidiaries, or obligations of the Company and its subsidiaries to issue, any class of share capital of the Company or any of its subsidiaries; except as described in the Prospectus, there are no restrictions on transfer or voting of any of the capital stock of the Company pursuant to the Company's articles of association (the "Articles of Association") or equivalent constituent documents or any agreement to which the Company is a party or by which it may be bound or to which any of its property may be subject; and no depositary receipts have been issued with respect to the capital stock of the Company.

          (g) The execution, delivery and performance of the Operative Agreements, the U.S. Equity Underwriting Agreement (as defined) and the International Equity Underwriting Agreement (as defined) by the Company and the consummation of the transactions contemplated hereby and thereby, and the amendments to the Articles of Association of the Company will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, shareholders agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of association or other constitutive documents of the Company or any of its subsidiaries or any statute, license, legislation, authorization, or any order, rule or regulation of any court or governmental agency or body (including, without limitation, any statutes, rules, orders or regulations promulgated by the Minister van Verkeer en Waterstaat (the "Transport Department"), the Onafhankelijke Post en Telecommunicatie Autoriteit ("OPTA") or the Commission of the European Union) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for (i) the registration of the Notes under the Securities Act, (ii) the qualification of each Indenture under the Trust Indenture Act and
          (iii) and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States

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                                                                               6
          Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consents, approvals, authorizations or orders of, or filing or registration with, any court or governmental agency or body (including, without limitation, any statutes, rules, orders or regulations promulgated by the Transport Department, OPTA or the Commission of the European Union) is required for the execution, delivery and performance of the Operative
          Agreements by the Company and the consummation of the transactions contemplated hereby and thereby.

          (h) The Company has full power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

          (i) The Company has full power and authority to enter into each Indenture; on the Closing Date (as defined below), each Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of each Indenture by the relevant Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (j) The Company has full power and authority to offer and sell the Notes; the Notes have been duly authorized by the Company; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered (assuming due authentication of the Notes by the relevant Trustee) and, assuming due authentication of the Notes by the relevant Trustee, such Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the relevant Indenture and enforceable in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (k) The Company had full power and authority to enter into the settlement agreement, dated July 20, 1999, among the parties thereto (the "Settlement Agreement"), and the Settlement Agreement is a valid and binding obligation of the Company, enforceable against the Company and the other parties thereto in accordance with its terms.
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          (l) The Operative Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

          (m) No stamp, capital or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (i) the issue of the Notes, (ii) the sale of the Notes to the Underwriters or (iii) the sale and delivery of the Notes by the Underwriters to the initial purchasers therefrom.

          (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus.

          (o) The financial statements (including the related notes) included in the Prospectus were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied throughout the periods involved and present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated. The summary financial data and selected financial and other data included in the Prospectus have been accurately extracted from the financial statements of the Company. The pro forma financial information contained in the Prospectus has been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Prospectus, the Operative Agreements and the Company's concurrent offering of Ordinary Shares in the form of Shares or American Depositary Shares (the "Equity Offering").

          (p) Arthur Andersen, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who will deliver the initial letter referred to in Section 4(s) hereof dated the date of the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations; and KPMG Accountants N.V., who have certified

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          certain financial statements of Svianed B.V., whose report appears in the Prospectus and who will deliver the initial letter referred to in
          Section 4(s) hereof dated the date of the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (q) The Company and each of its subsidiaries have good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Except as otherwise described in the Prospectus, neither the Company nor its subsidiaries owns any title to real property or buildings, and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.


          (r) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (s) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than such that the Company believes will not have a material adverse effect on the financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

          (t) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


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          (u) The conditions for use of Form F-1, as set forth in the General
          Instructions thereto, have been satisfied.

          (v) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to either Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to either Registration Statement.

          (w) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.

          (x) No labor disturbance by the employees of the Company or any of its subsidiaries exists or to the knowledge of the Company is imminent which might be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

          (y) The Company is in compliance in all material respects with all applicable provisions of Netherlands and Belgian laws relating to employees (including, without limitation, laws relating to pension obligations).


          (z) The Company and its subsidiaries have duly filed with the appropriate taxing authorities all tax returns, reports and other information required to be filed through the date hereof and have paid all taxes due thereon (except as are being disputed in good faith and for which reserves in accordance with U.S. GAAP have been set aside); each such tax return, report or other information was, when filed, accurate and complete in all material respects; nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

          (aa) Except as disclosed in the Prospectus, under current laws and regulations of The Netherlands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Notes may be paid by the Company to the holders thereof in Dutch Guilders, euros or another currency that, in each case, may be converted into foreign currency and may be freely transferred out of The Netherlands, and all such payments made to holders thereof who are non-residents of The Netherlands will not be subject to income, withholding or other taxes under laws and regulations of The Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty,

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          withholding or deduction in The Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in The Netherlands or any political subdivision or taxing authority thereof or therein.


          (bb) As of the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, including, without limitation, any options or warrants,
          (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its issued share capital.

          (cc) The Company (i) makes and keeps books and records which are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (dd) Neither the Company nor any of its subsidiaries is (i) in violation of its respective articles of association or by-laws or equivalent constitutive documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business.

          (ee) Except as otherwise described in the Prospectus, each of the Company and its subsidiaries possesses all licenses, permits, certificates, franchises, approvals and other authorizations necessary to the conduct of their respective businesses and the ownership, lease and operation of their respective properties; all such licenses, permits, certificates, franchises, approvals and other authorizations are in full force and effect and each of the

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          Company and its subsidiaries is in compliance therewith in all material respects, except where the failure to possess such licenses, permits, certificates, franchises, approvals and other authorizations would not, in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and none of the Company and any of its subsidiaries has received any notice of any proceedings relating to the revocation or modification of any such license, permit, certificate, franchise, approval or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or result, might have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

          (ff) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or
          (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (gg) To the best of the Company's knowledge after due inquiry, there has been no violation of any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit in any jurisdiction with respect to the properties of the Company or its subsidiaries.

          (hh) There are no material acquisitions of businesses or assets by the Company or any of its subsidiaries pending or currently being negotiated.

          (ii) Each of the Company and its subsidiaries has undertaken a review of all of its computer hardware and software ("Computer Equipment") and determined that such Computer Equipment is not in need of replacement or reprogramming to function correctly from January 1, 2000, except where such replacement or reprogramming would not have a material adverse effect on the Company and its subsidiaries.

          (jj) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Notes and the Equity Offering, and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined

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          in the Investment Company Act and the rules and regulations of the
          Commission thereunder.

          (kk) Neither the Company nor any subsidiary has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

          (ll) Neither the Company nor any subsidiary has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

          (mm) The Company owns no capital stock of, or other equity interests in, any person or entity (other than VersaTel Telecom Belgium N.V., VersaTel Telecom Europe B.V., Versatel Telecom Netherlands B.V., Bizztel Telematica B.V., CS Net B.V., CS Engineering B.V., Amstel Alpha B.V., 7-Klapper Beheer B.V., ITinera Services N.V. and Svianed B.V.).

          (nn) Taking into account the receipt of proceeds from the offering and sale of the Notes and the Equity Offering, the Company does not expect to qualify as a passive foreign investment company ("PFIC") as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), a "foreign personal holding company" as defined in Section 552 of the Code or a "controlled foreign corporation" as defined in Section 957 of the Code, for its current taxable year or for future taxable years.

          (oo) All of the representations, warranties and agreements contained in (i) the U.S. underwriting agreement (the "U.S. Equity Underwriting Agreement") and (ii) the international underwriting agreement (the "International Equity Underwriting Agreement"), in each case relating to the Equity Offering, are true and correct in all material respects.

          2. Purchase, Sale and Delivery of Notes. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of -% of the principal amount thereof plus accrued interest, if any, from July -, 1999, to the Closing Date, the respective aggregate principal amounts of Dollar Notes set forth opposite the names of the several Underwriters in Schedule I hereto.

          On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of -% of the aggregate principal amount thereof plus accrued interest, if any, from July -, 1999, to the Closing Date, the respective principal amounts of Euro Notes set forth opposite the names of the several Underwriters in Schedule I hereto.

          The Company will deliver against payment of the purchase price the Dollar Notes in the form of one or more permanent global Dollar Notes in registered form, denominated in U.S. dollars (the "Dollar Global Notes"), and one or more permanent global Euro Notes in registered form (the "Euro Global Notes" and, together with the Dollar Global Notes, the "Global Notes"). Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by The Depository Trust Company ("DTC") and its participants, including, as applicable, Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and Cedel Bank, societe anonyme. Payment for the Notes shall be made by or on behalf of the Underwriters in same day funds by wire transfer to a dollar account with respect to Dollar Global Notes and to a euro account with respect to Euro Global Notes, each as previously designated to Lehman Brothers International (Europe) by the Company at a bank reasonably acceptable to Lehman Brothers International (Europe) at 10:00 a.m. (New York time), on July -, 1999, or at such other time or place thereafter as Lehman Brothers Inc. and the Company determine, such time being herein referred to as the "Closing Date", against delivery at the office of Simpson Thacher & Bartlett (New York) at least 24 hours prior to the Closing Date of the Global Notes to the relevant Trustee.

          3. Undertaking of Underwriters. Each Underwriter represents to and agrees with the Company that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from, (ii) it has not sold, and will not sell, any of the Notes to, and (iii) it has not distributed, and will not distribute, the Prospectus to, any person or entity in any jurisdiction outside of the United States except, in each case to the best of each Underwriter's knowledge and belief, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

          4. Further Agreements of the Company. The Company agrees:

                    (a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and to file such 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than 5:00 p.m., New York City time, on the day following the execution and delivery of this Agreement; to make no further amendment or any supplement to either Registration Statement or to the Prospectus except as permitted herein; to advise the

          Representative, promptly after it receives notice thereof, of the time when each Registration Statement or any amendment thereto has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of either Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                    (b) To furnish promptly to the Representative and to U.S. counsel to the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                    (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus (not later than 5:00 p.m., New York City time, on the day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 a.m., New York City time, on the day following the date of such amendment or supplement), as the Representative may reasonably request; and, if the delivery of a prospectus is required at any time after the Effective Time of the Primary Registration Statement in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                    (d) To file promptly with the Commission any amendment to the Registration Statements or the Prospectus or any supplement to the Prospectus, that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the

          Commission;

                    (e) Prior to filing with the Commission any amendment to either Registration Statement or any amendment or supplement to the Prospectus, or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel to the Underwriters and not to file any such document to which the Representative shall reasonably object after having been given reasonable notice of the proposed filing thereof;

                    (f) As soon as practicable after the Effective Date of the Primary Registration Statement, to make generally available to the Company's security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
          158);

                    (g) For a period of five years following the Effective Date of the Primary Registration Statement, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the securities exchange or automatic quotation system upon which the Notes may be listed or quoted pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                    (h) Promptly from time to time to exercise best efforts to take such action as the Representative may reasonably request, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject, except as may be provided in the Operative Agreements;

                    (i) In connection with the offering, until the Representative shall have notified the Company of the completion of the resale of the Notes, none of the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes;

                    (j) For a period of 180 days from the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any subsidiary thereof and having a maturity of more than one year from the date of issue or (ii) directly or indirectly, issue, offer, pledge, sell, contract to sell or sell or grant any contract, option, right or warrant to purchase, purchase any option to sell, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition, transfer or purchase by any person at any time in the future of) any shares of its capital stock (other than pursuant to the Equity Offering or pursuant to employee stock option and incentive plans existing on the date hereof) or any other share capital of the Company or securities convertible or exercisable or exchangeable for any such securities, or sell or grant options, rights or warrants with respect to any such securities (other than the grant of options pursuant to employee stock option and incentive plans existing on the date hereof) or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of any such securities, whether any of the foregoing transactions is to be settled by delivery of any such securities, in cash or otherwise, in each case without the prior written consent of the Representative;

                    (k) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Notes and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

                    (l) To comply in all material respects with all covenants and agreements of the Company contained in each of the U.S. Equity Underwriting Agreement and the International Equity Underwriting Agreement;

                    (m) To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus, and to apply the net proceeds from the Equity Offering as set forth in the Prospectus and in each prospectus relating to the Equity Offering;

                    (n) Between the date hereof and the Closing Date (both dates inclusive), to notify and consult with the Representative, and to cause its subsidiaries and all other parties acting on its or their behalf to notify and consult with the Representative, prior to issuing any announcement which could be material in the context of the distribution of the Notes;

                    (o) Promptly to inform the Representative of any communications received by the Company from any governmental or regulatory agency or authority, including, without limitation, any Netherlands or Belgian regulatory authority, the Luxembourg Stock Exchange, or the Commission, relating to the offering of the Notes and to furnish the Representative with copies thereof;

                    (p) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder;

                    (q) To not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes;

                    (r) To take reasonable steps to minimize its accumulation of passive income and passive assets and the risk of the Company qualifying as a PFIC for 1999 and for future years; provided that such steps are consistent with the Company's general business plan and other business considerations (which are subject to change);

                    (s) To monitor its status as a PFIC and, in the event the Company is a PFIC, to provide the requisite information to enable shareholders to make qualified electing fund (as such term is used in the Code) elections;

                    (t) To cause each of Arthur Andersen and KPMG Accountants N.V. to deliver an initial comfort letter, with respect to the financial statements of the Company and Svianed B.V., respectively, dated the date of the Prospectus, to the Underwriters, in form and substance reasonably satisfactory to the Representative at or prior to the time copies of the Prospectus are furnished to the Representative;

                    (u) To make an application to list each series of Notes on the Luxembourg Stock Exchange and to use its best efforts to have the Notes admitted to trading on the Luxembourg Stock Exchange as promptly as practicable; and

                    (v) If the Notes cease to be listed on the Luxembourg Stock Exchange, the Company shall endeavour promptly to list the Notes on a stock exchange to be agreed between the Company and the Representative.

          5. Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distributing of the Registration Statements, each Preliminary Prospectus, each Prospectus and any amendments, supplements and exhibits thereto; (c) the costs of distributing the Registration Statements as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus, the International Prospectus and any amendment or supplement to the Prospectus or the International Prospectus, all as provided in this Agreement; (d) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters, including Canadian counsel);[(f) (i) all costs and expenses incident to the preparation of the "road show" presentation materials and (ii) all costs and expenses incident to the road show travelling expenses of the Company]; (g) the costs of preparing certificates evidencing the Notes; (h) all expenses and fees in connection with the application for the listing of the Notes on the Luxembourg Stock Exchange and the obtaining of any approvals in connection with the sale of the Notes from relevant authorities in The Netherlands or Belgium; (i) the fees and expenses of any Authorized Agent (as defined in Section 19 hereof); (j) the fees and expenses (including fees and disbursements of counsel) of each Trustee; (k) the cost and charges of any transfer agent or registrar; (l) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Underwriters in connection with the offer and sale of the Notes to the Underwriters and by the Underwriters to the initial purchasers therefrom; and
(m) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement not otherwise specifically provided for in this Section 5, including, without limitation, the fees and expenses of Arthur Andersen, the Company's independent accountants, KPMG Accountants N.V., the accountants of Svianed B.V., Shearman & Sterling, U.S. counsel to the Company, and Stibbe Simont Monahan Duhot, Netherlands counsel to the Company; provided that, except as provided in this Section 5 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Notes which they may sell.

          6. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                    (a) The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of any of either Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either of the Registration Statements or the Prospectus or otherwise shall have been complied with.

                    (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that either Registration Statement or the Prospectus or any amendment or supplement thereto contain any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                    (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, each Indenture, each Registration Statement and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement, each Indenture and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                    (d) Shearman & Sterling shall have furnished to the Representative its written opinion, as U.S. counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                              (i) The Primary Registration Statement was
                    declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of either Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                              (ii) The Registration Statements, as of their
                    respective Effective Dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                              (iii) To the best of such counsel's knowledge,
                    there are no contracts or other documents which are required to be described in the

                    Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statements or incorporated therein by reference as permitted by the Rules and Regulations;

                              (iv) Assuming due authorization, execution and
                    delivery by the Company under the laws of The Netherlands, this Agreement has been duly executed and delivered by the Company insofar as New York law is concerned;

                              (v) Assuming due authorization, execution and
                    delivery by the Company under the laws of The Netherlands, each Indenture has been duly executed and delivered by the Company insofar as New York law is concerned and, assuming due authorization, execution and delivery of each Indenture by the relevant Trustee and that each of the relevant Trustee and (under the laws of The Netherlands) the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a valid and legally binding agreement of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act;

                              (vi) Assuming due authorization, execution and
                    delivery by the Company under the laws of The Netherlands, the Notes have been duly executed and delivered by the Company insofar as New York law is concerned and, assuming due authentication thereof by the relevant Trustee and upon payment and delivery in accordance with this Agreement and the relevant Indenture, the Notes constitute valid and legally binding obligations of the Company entitled to the benefits of the relevant Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether in a proceeding in equity or at law);

                              (vii) Assuming the validity of such actions under
                    the laws of

                    The Netherlands, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 16 of this Agreement, legally, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York in any action arising out of or relating to this Agreement or the transactions contemplated hereby, and has legally, validly and effectively appointed the Authorized Agent as its authorized agent for the purposes described in Section 16 of this Agreement, and the Company has validly and irrevocably waived (A) the defense of an inconvenient forum to the maintenance of any such suit or proceeding and (B) any immunity to jurisdiction to which it may otherwise be entitled in any such suit or proceeding;

                              (viii) The execution, delivery and performance of
                    the Operative Agreements by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any existing applicable law, rule or regulation of any court or governmental agency or body of the United States or the State of New York (other than state securities or Blue Sky laws as to which we have not been requested to express any opinion) or (B) any order, known to us, of any government, governmental instrumentality or court of the United States or the State of New York having jurisdiction over the Company or any of their properties or assets; and, except for (x) the registration of the Notes under the Securities Act, (y) the qualification of each Indenture under the Trust Indenture Act and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court, governmental agency or body is required for the execution, delivery and performance of this Agreement and each Indenture by the Company and the consummation of the transactions contemplated hereby and thereby;

                              (ix) No consent, approval, authorization, order,
                    registration or qualification of or with any court or governmental agency or body of the United States or the State of New York is required for the consummation of the transactions contemplated by the Operative Agreements in connection with the issuance or sale of the Notes by the Company (assuming compliance with the terms of the Operative Agreements by the parties thereto), except as may be required under the Securities Act and the Trust Indenture Act and the Rules and Regulations, and
                           otherwise except as may be required by state or foreign securities or "Blue Sky" laws;

                                    (x) The statements set forth in the
                           Prospectus under the captions "Description of the Notes", insofar as such statements purport to summarize federal laws of the United States, fairly summarize such terms, laws, agreements and other documents in all material respects;

                                   (xi) The statements set forth in the
                           Prospectus under the caption "Tax Considerations -- U.S. Federal Income Tax Considerations" accurately summarize, subject to limitations and qualifications stated therein, the material U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of Notes;

                                  (xii) The Company is not and, after giving
                           effect to the offering and sale of the Notes and the Equity Offering, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940;

                                 (xiii) No New York State or any New York City
                           stamp or documentary taxes payable by or on behalf of the Underwriters or the Company are required to be paid with respect to the execution of each Indenture and the authorization, issuance, sale and delivery of the Notes to the Underwriters in the manner contemplated by this Agreement; and

                                  (xiv) The opinions of such counsel delivered
                           pursuant to Section 9(d) of each of the U.S. Equity Underwriting Agreement and the International Equity Underwriting Agreement, respectively, are confirmed and the Underwriters may rely upon such opinion as if they were addressed to them.

                  In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of New York and (ii) rely (to the extent such counsel deems proper), as to matters involving the application of the laws of The Netherlands upon the opinion of Stibbe Simont Monahan Duhot referred to in Section 6(e) below if so specified in its opinion. Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) each Registration Statement, as of its respective Effective Date, and the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or, (II) as of the Closing Date, that the Prospectus or International Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in each Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "Description of the Notes" and "Tax Considerations - Certain U.S. Federal Income Tax Considerations" insofar as such statements relate to the provisions of this Agreement or each Indenture, or concern legal matters.

                           (e) Stibbe Simont Monahan Duhot shall have furnished
                  to the Representative its written opinion, as Netherlands counsel to the Company, addressed to the Underwriters and the Company and dated the Closing Date, in form and substance satisfactory to the Representative and the Company, to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing under the laws of The Netherlands as a legal entity in the form of a naamloze vennootschap, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged;

                                   (ii) Each of the Company's Netherlands
                           subsidiaries has been duly incorporated and is validly existing under the laws of The Netherlands, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged;

                                  (iii) The Company has an authorized and issued
                           capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or obligations of the Company to issue, any class of capital stock of, or other form of ownership interest in, the Company; and all of the issued shares of capital stock of, or other form of ownership interest in, each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are wholly owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                                   (iv) There are no restrictions in the
                           Articles of Association that would prevent the Notes from being offered and sold by the Company to the Underwriters;

                                    (v) The shareholders register of the Company
                           does not contain any registration of any pledges ("pandrecht") or rights of usufruct ("vruchtgebruik") with respect to any shares of capital stock of the Company;

                                   (vi) The descriptions in the Prospectus of
                           statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements in the Prospectus under the headings "Service of Process and Enforceability of Civil Liabilities," "Summary - Regulatory and Competitive Environment," "Risk Factors Changes in the Regulatory Environment Could Affect our Ability to Offer our Products and Services," "Business - Regulation," "Business Intellectual Property," "Management - Supervisory Board," "Management - Management Board," "Management
                           - Executive Compensation," and "Management - Stock Option Plans," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects;

                                  (vii) The Company, with respect to each of the
                           Operative Agreements, has full right, power and authority to execute and deliver each of the Operative Agreements and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Operative Agreements and the consummation of the transactions contemplated thereby have been duly and validly taken;

                                 (viii) This Agreement has been duly authorized,
                           executed and delivered by the Company and, assuming that this Agreement constitutes a valid and legally binding agreement under the laws of the State of New York, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms;

                                   (ix) Each Indenture has been duly authorized,
                           executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the relevant Trustee and assuming that each Indenture constitutes a valid and legally binding agreement under the laws of the State of New York, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms;

                                    (x) The execution, delivery and performance
                           of the Operative Agreements by the Company and the consummation of the transactions contemplated thereby, and the offer and sale of the Notes in the manner contemplated by this Agreement and the Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of association of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for (i) the registration of the Notes under the Securities Act, (ii) the qualification of each Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby;

                                   (xi) To the best knowledge of such counsel,
                           there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries or (B) questions the validity or enforceability of the Operative Agreements or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                  (xii) Neither the Company nor any of its
                           subsidiaries is (A) in violation of its articles of association (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which they are a party or by which they are bound or to which any of their property or assets is subject or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which the Company or any of its subsidiaries or their property or assets may be subject;

                                 (xiii) Each of the Operative Agreements, and
                           any other document required to be furnished hereunder or thereunder is in proper legal form under Netherlands law for the enforcement thereof against the Company without further action on the part of the Underwriters or the holders of the Notes, as the case may be; and to ensure the legality, validity, enforceability, priority or admissibility in evidence in The Netherlands of each of the Operative Agreements or any other document required to be furnished hereunder or thereunder, it is not necessary that the Operative Agreements or any such document be submitted to, filed or recorded with any Netherlands court or other authority. All formalities required in The Netherlands for the validity and enforceability of the Operative Agreements (including any necessary registration, recording or filing with any Netherlands court or other authority) have been accomplished, and no notarization is required, for the validity and enforceability thereof;

                                  (xiv) Any judgment obtained in a United States
                           federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under the Operative Agreements would be enforced against the Company in the courts of The Netherlands;

                                   (xv) The Underwriters would be permitted to
                           commence proceedings against the Company in Netherlands courts of competent jurisdiction based on the Operative Agreements (to the extent that they have direct contractual rights against the Company under such Operative Agreements which arise as a result of valid and binding obligations of the Company under such documents in accordance with the laws of the State of New York), and (if they accepted jurisdiction) such Netherlands courts would recognize the choice of law provisions of the Operative Agreements;

                                  (xvi) The Company can sue and be sued in its
                           own name; under Netherlands law, the agreement of the Company that Operative Agreements shall be governed by the laws of the State of New York will, if it constitutes a valid and legally binding agreement under the laws of the State of New York, be recognized by the courts of The Netherlands;

                                 (xvii) Under the laws of The Netherlands, the
                           Company would in the Courts of The Netherlands not be entitled to invoke immunity from jurisdiction or immunity from execution on the grounds of sovereignty in respect of any action arising out its obligations under the Operative Agreements;

                                (xviii) The indemnification and contribution
                           provisions set forth in Section 7 herein do not contravene the public policy or laws of The Netherlands;

                                  (xix) The submission by the Company to the
                           jurisdiction of the United States federal or New York state courts sitting in New York City, set forth in each of the Operative Agreements, constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in, the Operative Agreements, assuming validity under the laws of the State of New York, will be effective, insofar as Netherlands law is concerned;

                                   (xx) The certificates used to evidence the
                           Notes are in due and proper form and comply with all applicable statutory requirements of Netherlands law; and

                                  (xxi) The opinions of such counsel delivered
                           pursuant to Section 9(e) of each of the U.S. Equity Underwriting Agreement and the International Equity Underwriting Agreement, respectively, are confirmed and the Underwriters may rely upon such opinions as if they were addressed to them.

                  Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that no facts have come to the attention of such counsel which lead it to believe that (I) each Registration Statement, as of its Effective Date, and the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or, (II) as of the Closing Date, that the Prospectus contains any untrue statement of a material fact or, omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that their opinion is limited to matters governed by Netherlands law and shall state that each of Shearman & Sterling and Simpson Thacher & Bartlett may rely upon their opinion with respect to matters of Netherlands law.

                           (f) Arthur Andersen shall have furnished to the
                  Representative written opinion, as special Netherlands tax counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                                    (i) It is not necessary, prior to the
                           Underwriters seeking enforcement of the Operative Agreements, in the Netherlands, that any stamp or similar tax be paid;

                                   (ii) The disclosure in the Prospectus under
                           the caption "Tax Considerations -- Netherlands Tax Considerations" accurately summarizes, subject to the limitations and qualifications stated therein, the material Netherlands income tax consequences of the purchase, ownership and disposition of Notes;

                                  (iii) Except as disclosed in the Prospectus,
                           under current laws and regulations of The Netherlands and any political subdivision thereof, all interest payments payable on the Notes may be paid by the Company in Dutch Guilders, euros or another currency that may be converted into foreign currency that may be freely transferred out of The Netherlands and, in each case, all such payments made to holders thereof who are non-residents of The Netherlands will not be subject to income, withholding or other taxes under laws and regulations of The Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in The Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in The Netherlands or any political subdivision or taxing authority thereof or therein; and

                                   (iv) No stamp, withholding or other issuance
                           or transfer taxes or duties are payable in accordance with Netherlands tax law, by or on behalf of the Underwriters, to Netherlands taxation authorities or other

                           Netherlands agencies in connection with the following:

                                      (a)  the issuance of the Notes by the
                                           Company;

                                      (b)  the delivery of the Notes to or for
                                           the account of the Underwriters in
                                           the manner contemplated herein; or

                                      (c)  the sale and delivery by the
                                           Underwriters of the Notes to the
                                           initial purchasers therefrom.

                           (g) Nauta Dutilh shall have furnished to the
                  Representative its written opinion, as Netherlands counsel to the Underwriters, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative.

                           (h) Each Trustee shall have furnished to the
                  Representative an officer's certificate, dated the Closing Date, in form and substance satisfactory to the Representative to the effect that (i) the relevant Indenture has been duly authorized, executed and delivered by such Trustee, (ii) each person who, on behalf of such Trustee, executed and delivered the relevant Indenture was at the date thereof and is now duly elected, appointed or authorized, qualified and acting as an officer or authorized signatory of such Trustee and duly authorized to perform such acts at the respective times of such acts and the signatures of such persons appearing on such document are their genuine signatures and (iii) such other matters reasonably requested by the Underwriters to be included in such officer's certificate. Attached to the officer's certificate shall be an extract of the Bylaws of such Trustee, duly adopted by its Board of Directors, respecting the signing authority of the persons mentioned in clause (ii) above and a letter from an officer of such Trustee authorizing, pursuant to such Bylaws, such signing authority, which Bylaws and letter at the Closing Date are in full force and effect.

                           (i) Mark van der Heijden, Chief Regulatory Counsel of
                  the Company, shall have furnished his written opinion to Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative.

                           (j) With respect to the letter of each of Arthur
                  Andersen and KPMG Accountants N.V. delivered to the Representative and dated the date of the Prospectus referred to in Section 4(t) (as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representative a letter (as used in this paragraph, the "bring-down letter") of each such accounting firm, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities

                  Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (k) The Company shall have furnished to the
                  Representative a certificate, dated the Closing Date, of R. Gary Mesch, Managing Director, and Raj Raithatha, Chief Financial Officer, stating, on behalf of the Company, that:

                                      (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and

                                 (ii) (A) Neither the Company nor any of its
                           subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus or (B) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus; and

                                  (iii) They have carefully examined the
                           Prospectus and, in their opinion (A) the Prospectus, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such date no event has occurred which should have been set forth in a supplement or amendment to the Prospectus so that the Prospectus, as so amended or supplemented, would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                           (l) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus or (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated in the Prospectus.

                           (m) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange, Inc., the American Stock Exchange, the Nasdaq National Market System, the Amsterdam Stock Exchange, the Luxembourg Stock Exchange or in the U.S. over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) a banking moratorium shall have been declared by U.S. federal or state authorities in the United States or by authorities in The Netherlands or by European Union authorities, (iv) the United States or The Netherlands shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or The Netherlands or there shall have been a declaration of a national emergency or war by the United States or The Netherlands or (v) there shall have occurred such a material adverse change in general or United States or Netherlands economic, political or financial conditions or in currency exchange rates, taxation, exchange controls or foreign investment regulations (or the effect of international conditions on the financial markets in the United States or The Netherlands shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Notes on the terms and in the manner contemplated in the Prospectus.

                           (n) Each Indenture shall have been duly executed and
                  delivered by the Company and the relevant Trustee on the Closing Date and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the relevant Trustee on the Closing Date.

                           (o) The Luxembourg Stock Exchange shall have approved
                  the Notes for inclusion, subject only to official notice of issuance.

                           (p) The closing of the Equity Offering shall have
                  occurred concurrently with the closing hereunder on the Closing Date.

                           (q) No action shall have been taken and no statute,
                  rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes.

                           (r) The Company shall have furnished to the
                  Representative such further information, certificates and documents as the Representative may reasonably request.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative.

                  7.       Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter and the QIU (as defined) and each of their officers and employees and each person, if any, who controls each Underwriter and the QIU within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, QIU, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, either Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, either Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter or the QIU in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter or the QIU through its gross negligence or wilful misconduct), and shall reimburse each Underwriter and the QIU and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, QIU, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, either Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company through the Representative by or on behalf of any Underwriter or the QIU specifically for inclusion therein and described in Section 7(f); provided, further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, the QIU or to any officer, employee or controlling person of that Underwriter or QIU.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, either Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein and described in Section 7(f), and shall reimburse the Company and any such director, officer or controlling persons for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

                  (c) The Company hereby confirms that at its request ______________ has acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Notes. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgement of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 7 consist of any Underwriters, the QIU or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters and the QIU on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters and the QIU on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters and the QIU on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters (or other fees, with respect to the QIU) with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation (even if the Underwriters and the QIU were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) The Underwriters severally confirm that the statements with respect to the offering of the Notes set forth in the third paragraph on page (i) of, and under the caption "Underwriting" in, the Prospectus are correct in all material respects and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statements and the Prospectus.

                  8. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the aggregate principal amount of Notes set opposite the name of each remaining non-defaulting Underwriter in
Schedule I hereto bears to the aggregate principal amount of Notes set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the total aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total aggregate principal amount of Notes be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the aggregate principal amount of Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel to the Company or counsel to the Underwriters may be necessary in either Registration Statement, the Prospectus or in any other document or arrangement.

                  9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 6(l) or 6(m) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

                  10. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to issue the appropriate aggregate principal amount of Notes to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section
9), the Company shall reimburse the Underwriters for fees and expenses of their counsels and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representative. Notwithstanding the previous sentence, if this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Underwriters, shall be delivered or
                  sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-
                  8822);

                  With a copy to Simpson Thacher & Bartlett, 99 Bishopsgate, London, EC2M 3YH, Attention: William R. Dougherty (Fax:
                  011-44-171-422-4022);

                           (b) if to the Company, shall be delivered or sent by
                  mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Raj Raithatha (Fax: 31-20-501-1011).

                  With a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: John D. Morrison, Jr. (Fax:
                  212-848-7179)

provided, however, that any notice to a Underwriter pursuant to Section 7(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

                  12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7 of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) the term "business day" means any day on which the Nasdaq

National Market System is open for trading and (b) the term "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  15. Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  16. Submission to Jurisdiction; Appointment of Agent for Service; Waiver; Currency Indemnity. (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by the Underwriters, their officers and employees or any person who controls any Underwriter within the meaning of the Securities Act in any competent court in The Netherlands, and the Company expressly accepts the jurisdiction of any such court in any such action.

                  The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

                  The provisions of this Section 16(a) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Underwriters and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

                  (b) The Company shall indemnify the Underwriters against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which the Underwriters on the date of payment of such judgment or order are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Underwriters. If the U.S. dollars so purchased are greater than the amount originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to the Underwriters hereunder. The Underwriters shall indemnify the Company against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a Judgment Currency other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which the Company, on the date of payment of such judgment or order, is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Company. If the U.S. dollars so purchased are greater than the amount originally due to the Company hereunder, the Company agrees to pay to the U.S. Underwriters an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to the Company hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                   Very truly yours,

                                   VERSATEL TELECOM INTERNATIONAL N.V.



                                         By: _______________________________
                                             Name:
                                             Title:




Accepted:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)

For itself and as Representative
of the several Underwriters named
on Schedule I hereto


By: ________________________
      Authorized Representative

                                   SCHEDULE I


                                                    AGGREGATE         AGGREGATE
                                                    PRINCIPAL         PRINCIPAL
                                                    AMOUNT OF         AMOUNT OF
UNDERWRITERS                                       DOLLAR NOTES       EURO NOTES
Lehman Brothers International (Europe)

ING Barings LLC.

ING Barings Limited

      Total